For Immediate Release                                                                             October 8, 2010

Source:

Millennium India Acquisition Company Inc.

330 East 38th Street, Suite 30H

New York, NY 10016

Millennium India Acquisition Company, Inc. Receives Staff Deficiency Letter Regarding Non-Compliance With NASDAQ's Listing Rules With Respect to Periodic Reporting.

New York, NY, October 8, 2010.  Millennium India Acquisition Company, Inc. (Nasdaq:SMCG) (the "Company") announced today that it received a Nasdaq Staff Deficiency Letter on October 7, 2010 indicating that the Nasdaq Staff determined that the Company had failed to comply with Nasdaq Listing Rule 5250(c)(1) because the Company’s four most recent "periodic reports" did not include certifications signed by the Company’s principal executive officer as required by Rule 30a-2 promulgated under the Investment Company Act of 1940.  The periodic reports included reports filed on Form N-CSR for the period ended December 31, 2008, Form N-CSR for the period ended June 30, 2009, Form N-CSR for the period ended December 31, 2009, and Form N-CSR for the period ended June 30, 2010.  Based on discussions with Nasdaq Staff prior to receipt of the Deficiency Letter, the Company initiated remedial action.  As of October 1, 2010, the Company had filed amended periodic reports and remedied the deficiency.

About Millennium India Acquisition Company Inc.

More information regarding Millennium India Acquisition Company Inc. can be found at www.milcapital.com

CONTACT:

Millennium India Acquisition Company, Inc.

330 E. 38th St., Suite 30H
New York, NY 10016

contact@milcapital.com